GAIAM, INC.
** IMPORTANT NOTICE **
Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

360 INTERLOCKEN BLVD. BROOMFIELD, CO 80021

Shareholder Meeting to be held on 06/03/08

Proxy Materials Available

•	Notice and Proxy Statement
•	Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials Online or receive a paper or e-mail copy. If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 05/15/08.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1)	BY INTERNET	-	www.proxyvote.com
2)	BY TELEPHONE	-	1-800-579-1639
3)	BY E-MAIL*	-	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

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See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type:	Annual
Meeting Date:	06/03/08
Meeting Time:	4:30 P.M.
For holders as of:	04/11/08

Meeting Location:

Marriott Courtyard 948 West Dillon Road Louisville, CO 80027

Meeting Directions:

For Meeting Directions Please Call: 303-604-0007

How To Vote

Vote In Person

Please check the meeting material for any special requirements for meeting attendance. You may request a ballot and vote in person at the meeting if you are a record holder or if you hold shares through a bank or broker and have made appropriate arrangements with your bank or broker in advance of the meeting.

Vote By Internet

To vote now by Internet, go to
WWW.PROXYVOTE.COM.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Voting items

To Vote On Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

I.	To elect Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

	Nominees:

	01)	Jirka Rysavy	05)	Barbara Mowry
	02)	Lynn Powers	06)	Ted Nark
	03)	James Argyropoulos	07)	Paul H. Ray
	04)	Barnet M. Feinblum

To transact such other business as may properly come before our annual meeting, or any adjournment(s) or postponement(s) thereof.

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